Exhibit 10.10

FTS INTERNATIONAL, INC.

RESTRICTED STOCK UNIT AGREEMENT
(STOCK-SETTLED)

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), is entered into as of                , 2014, by and between FTS INTERNATIONAL, INC., a Delaware corporation (the “Company”), and the individual named on the signature page to this Agreement (“Grantee”).  Capitalized terms used herein but not defined shall have the meanings assigned to those terms in the FTS International, Inc. 2014 Long-Term Incentive Plan, as amended (the “Plan”).

RECITALS:

A.                                    Grantee is an employee of the Company or an Affiliate of the Company; and

B.                                    The execution of this Agreement has been authorized by the Administrator of the Plan.

NOW, THEREFORE, in consideration of these premises and the covenants and agreements set forth in this Agreement, the Company and Grantee agree as follows:

1.                                      Grant of Restricted Stock Units.  Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and the Plan, the Company hereby grants to the Grantee, the target number of Restricted Stock Units set forth on the signature page to this Agreement.  Each Restricted Stock Unit shall represent the right to receive one share of Common Stock.  This Agreement constitutes an “Award Agreement” under the Plan.  The number of Restricted Stock Units under this Agreement will be adjusted as set forth in Section 4(a) of this Agreement.

2.                                      Date of Award.  The effective date of the grant of the Restricted Stock Units is                  (the “Date of Award”).

3.                                      Restrictions on Transfer of Restricted Stock Units.  Neither the Restricted Stock Units granted hereby nor any interest therein may be transferred other than by will or the laws of descent and distribution.

4.                                      Vesting of Restricted Stock Units.

(a)                                 Performance Adjustment. Except as otherwise provided in this Agreement, unless earlier forfeited in accordance with Section 6, the number of Restricted Stock Units covered by this Agreement will be adjusted as set forth in Section 5 of this Agreement after December 31, 2014 and on or before March 31, 2015 based upon the Company’s and the Grantee’s achievement of the performance goals.  Achievement of performance goals and the related adjustment to the number of Restricted Stock Units will be made in the sole discretion of the Administrator.

(b)                                 Vesting Upon Liquidity Event. No Restricted Stock Units will become vested and nonforfeitable (“Earned RSUs”) on a date that is earlier than the date of a Liquidity Event (as defined below).  Except as otherwise provided in this Agreement, unless earlier forfeited in accordance with Section 4(a) or Section 6, the percentage of the number of Restricted Stock Units, if any, that become Earned RSUs on the date of a Liquidity Event shall be equal to:

(i)                                     100% of the Restricted Stock Units under this Agreement (after adjustment under Section 4(a) above) if the Grantee on the date of the Liquidity Event has been continuously employed by the Company or an Affiliate for a period of time at least through December 31, 2016.

(ii)                                  50% of the Restricted Stock Units under this Agreement (after adjustment under Section 4(a) above) if the Grantee on the date of the Liquidity Event has been continuously employed by the Company or an Affiliate for a period of time at least through December 31, 2015.

(c)                                  Vesting After Liquidity Event. Except as otherwise provided in this Agreement, unless earlier forfeited in accordance with Section 4(a) or Section 6, the percentage of the number of Restricted Stock Units, if any, that shall become Earned RSUs following the date of a Liquidity Event shall be equal to:

(i)                                     100% of the Restricted Stock Units under this Agreement (after adjustment under Section 4(a) above) on December 31, 2016 if the Grantee has been continuously employed by the Company or an Affiliate from the Date of Award.

(ii)                                  50% of the Restricted Stock Units under this Agreement (after adjustment under Section 4(a) above) on December 31, 2015 if the Grantee has been continuously employed by the Company or an Affiliate from the Date of Award.

(d)                                 Definitions.

(i)                                     “Liquidity Event” means the closing of (a) a consolidation or merger of the Company with or into any other Person (other than a merger that will not result in more than 50% of the voting capital stock of the surviving entity outstanding being owned of record or beneficially by Persons other than the holders of such voting capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger), (b) a sale of all or a substantial part of the properties and assets of the Company in a single transaction or in a series of related transactions to any other Person, (c) the acquisition of “beneficial ownership” (as defined under the Exchange Act) by any Person or “group” (as defined under the Exchange Act) of voting capital stock of the Company representing more than 30% of the voting power of all outstanding shares of such voting capital stock, whether by way of merger or consolidation or otherwise, that, in the case of (a) through (c), results in, or provides an opportunity for, holders of Common Stock to receive any amount of cash or cash equivalents or any assets that can be converted into cash within 90 days of the closing of such acquisition with a value of at least $100 million, or (d) the Initial Public Offering.

(ii)                                  “Initial Public Offering” shall mean the closing of the sale of Common Stock or other capital stock of the Company in an underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, that results in aggregate net proceeds to the Company and any selling stockholders of at least $100 million.

5.                                      Performance Objectives.  The Performance Objectives (as defined below) set forth in this Section 5 will be used to adjust the number of Restricted Stock Units granted to the Grantee in accordance with Section 4(a).

(a)                                 Definitions.  For purposes of this section:

(i)                                     “Adjusted EBITDA” means the net income of FTS International Services, LLC (“FTSI Services”) before interest, taxes, depreciation, depletion and amortization and as further adjusted to exclude amounts related to impairment of assets, gains and losses on disposals of assets, ownership-based compensation, other transaction costs (e.g., other costs related to asset sales and discontinued debt financing costs), miscellaneous revenue (e.g., rental income and deferred gain), severance costs and other non-recurring items, in each case as shown in the financial statements of FTSI Services.

(ii)                                  “Adjusted EBITDA Goal” means for the year ending December 31, 2014, $[Compensation Committee to set Adjusted EBITDA Goal between $300 million and $350 million at February meeting].

(iii)                               “Company Financial Performance” means the Company’s financial performance measured by an Adjusted EBITDA Goal and a Revenue Goal.

(iv)                              “Company Performance Objectives” means the Company Financial Performance goals and the Company TRIR goal.

(v)                                 “Company TRIR” means the Company’s total recordable incidence rate which measures the rate of recordable workplace injuries, normalized per 100 workers per year.

(vi)                              “Individual Performance Objective” means individual performance goals as set forth in Exhibit B.*

(vii)                           “Performance Objectives” means both the Company Performance Objectives and Individual Performance Objective.*

(viii)                        “Performance Objective Weight” means the weight given to each performance metric (i.e., the Adjusted EBITDA Goal metric, the Revenue Goal metric, the Company TRIR metric and the Individual Performance Objective* metric) by the Administrator as set forth in Exhibit A.

(ix)                              “Revenue” means revenue from services and equipment sales of FTSI Services to third parties and related parties as shown in the financial statements of FTSI Services.

* Note:  Employees at the Director level and below will not have Individual Performance Objectives.  All references to Individual Performance Objectives will be removed from their agreements.

(x)                                 “Revenue Goal” means for the year ending December 31, 2014, $[Compensation Committee to set Revenue Goal between $2.0 billion and $2.5 billion at February meeting].

(b)                                 Performance Objectives. The achievement of the Performance Objectives will be measured as set forth in Exhibit A to this Agreement.

(c)                                  Number of Restricted Stock Units Earned.  After December 31, 2014 and on or before March 31, 2015, the Administrator, in its sole discretion, shall determine whether and to what extent the goals relating to the Performance Objectives have been satisfied. After the Administrator has determined the level of performance achieved for each Performance Objective, the Administrator will then multiply each Performance Objective Weight by the applicable percent of target achieved (set forth in Exhibit A) to get the “Adjusted Weight” as described in this section below.

(i)                                     Below Threshold.  If performance is determined by the Administrator to fall below the threshold level for a given Performance Objective, the applicable Performance Objective Weight will be multiplied by 0%, the applicable percent of target achieved.

(ii)                                  Threshold.  If performance is determined by the Administrator to equal the threshold level for a given Performance Objective, the applicable Performance Objective Weight will be multiplied by 25%, the applicable percent of target achieved.

(iii)                               Between Threshold and Target.  If performance is determined by the Administrator to exceed the threshold level, but is less than the target level for a given Performance Objective, the applicable Performance Objective Weight will be multiplied by a percentage between 25% and 100% (as set forth in Exhibit A), the applicable percent of target achieved.

(iv)                              Target.  If performance is determined by the Administrator to equal the target level for a given Performance Objective, the applicable Performance Objective Weight will be multiplied by 100%, the applicable percent of target achieved.

(v)                                 Between Target and Maximum.  If performance is determined by the Administrator to exceed the target level, but is less than the maximum level for a given Performance Objective, the applicable Performance Objective Weight will be multiplied by a percentage between 100% and 200% (as set forth in Exhibit A), the applicable percent of target achieved.

(vi)                              Equals or Exceeds Maximum.  If performance is determined by the Administrator to equal or exceed the maximum level for a given Performance Objective, the applicable Performance Objective Weight will be multiplied by 200%, the applicable percent of target achieved.

The Administrator will then sum the Adjusted Weights to get the “Performance Percentage.”  Next, the Administrator will multiply the target number of Restricted Stock Units as set forth on the signature page to this Agreement by the Performance Percentage to get the “Number of Restricted Stock Units Earned.”  The Administrator will then adjust the number of

Restricted Stock Units covered by this Agreement to equal the Number of Restricted Stock Units Earned.

6.                                      Forfeiture of Restricted Stock Units.  Except as otherwise described in this Section 6, any of the Restricted Stock Units that remain forfeitable in accordance with Section 4 hereof shall be forfeited if Grantee ceases for any reason to be employed by the Company or an Affiliate at any time prior to such Restricted Stock Units becoming nonforfeitable in accordance with Section 4 hereof.  For the purposes of this Agreement, the Grantee’s employment with the Company or an Affiliate shall not be deemed to have been interrupted, and Grantee shall not be deemed to have ceased to be an employee of the Company or an Affiliate, by reason of (a) the transfer of Grantee’s employment among the Company and its Affiliates, (b) an approved leave of absence of not more than 90 days under such administrative rules, guidelines and practices governing the Plan as maintained by the Company’s human resources department, or (c) the period of any leave of absence required to be granted by the Company under any law, rule, regulation or contract applicable to Grantee’s employment with the Company or any Affiliate.

7.                                      Settlement of Restricted Stock Units.  Subject to Section 11, all Earned RSUs will be settled as soon as reasonably practicable following the date that they become Earned RSUs, and in any event within sixty (60) days following such date.  At settlement, Shares underlying Restricted Stock Units shall be transferred to the Grantee, except as otherwise provided in Section 9; provided, however, that the Administrator, in its sole discretion, may settle the award of Restricted Stock Units wholly or partly in cash.

8.                                      Dividend, Voting and Other Rights.  The Grantee shall have no rights of ownership in the Restricted Stock Units and shall have no voting rights with respect to such Restricted Stock Units unless and until the date on which the Shares transferred to the Grantee pursuant to Section 7 above and a stock certificate representing such Shares is issued to the Grantee.  From and after the Date of Award, the Company shall not pay to the Grantee any dividends with respect to the Restricted Stock Units unless and until the Grantee receives the Shares underlying the Restricted Stock Units in accordance with Section 7 above. Notwithstanding the foregoing, Grantee will be entitled to receive dividends declared on or after the Restricted Stock Units become Earned RSUs, and such dividends will be paid at settlement.

9.                                      Retention of Common Stock by the Company; Withholding.  The Shares underlying the Restricted Stock Units shall be released to the Grantee by the Company’s transfer agent at the direction of the Company.  At such time as the Restricted Stock Units become payable as specified in this Agreement, the Company shall direct the transfer agent to forward all such Shares to the Grantee; provided, however, that (a) the Company may withhold a number of Shares with a Fair Market Value equal to the minimum amount the Company is then required to withhold for taxes and (b) the transfer agent will be directed to forward the remaining balance of Shares after the amount necessary for such taxes has been deducted.  The cash, if any, paid to Grantee pursuant to Section 7 above shall be reduced by the minimum amount the Company is then required to withhold for taxes, as determined by the Administrator.  The foregoing provisions of this Section 9 are in all events subject to Section 11.

10.                               Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Shares or other securities pursuant to this Agreement if the issuance thereof would, in the reasonable opinion of the Company, result in a violation of any such law.

11.                               Compliance with Section 409A of the Code.  This Agreement is intended to comply, and will be administered in a manner that is intended to comply, with Section 409A of the Code and will be construed and interpreted in accordance with such intent.  To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it will be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including any applicable regulations or guidance issued by the Secretary of the United States Treasury Department and the Internal Revenue Service with respect thereto.

12.                               Other Agreements.  If required by the Company, Grantee shall execute and deliver a counterpart or joinder agreement to any agreement, in the form required by the Company, as a condition to receiving any Shares pursuant to this Agreement.

13.                               Termination of Agreement and Restricted Stock Units.  This Agreement will terminate on the ten-year (10-year) anniversary of the Date of Award and any Restricted Stock Units that remain forfeitable in accordance with Section 4 hereof shall be forfeited on such date.

14.                               Relation to Other Benefits.  Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled.

15.                               Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan.  In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.  The Administrator, acting pursuant to the Plan, except as expressly provided otherwise herein, has the right to determine any questions which arise in connection with this grant.

16.                               Employment Rights.  This Agreement shall not confer on Grantee any right with respect to the continuance of employment or other services with the Company or any Affiliate.  No provision of this Agreement shall limit in any way whatsoever any right that the Company or an Affiliate may otherwise have to terminate the employment of Grantee at any time.

17.                               Communications.  All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by this Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier, with full postage prepaid and addressed to the parties as follows:

If to the Company, at:	777 Main Street, Suite 1600
Fort Worth, TX 76102
Attention: General Counsel

If to Grantee, at:	Grantee’s last known address reflected on the payroll records of the Company

The Company may change the above designated address by notice to the Grantee.  The Grantee will maintain a current address with the payroll records of the Company.

18.                               Interpretation.  The interpretation and construction of this Agreement by the Administrator shall be final and conclusive.  No member of a Committee serving as the Administrator shall be liable for any such action or determination made in good faith.

19.                               Amendment in Writing.  This Agreement may be amended as provided in the Plan; provided, however, that all such amendments shall be in writing.

20.                               Integration.  The Restricted Stock Units are granted pursuant to the Plan.  Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to all of the terms and conditions of the Plan, a copy of which is available upon request and which is incorporated herein by reference.  As such, this Agreement and the Plan embody the entire agreement and understanding of the Company and Grantee and supersede any prior understandings or agreements, whether written or oral, with respect to the Restricted Stock Units.

21.                               Severance.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

22.                               Governing Law.  This Agreement is made under, and shall be construed in accordance with, the laws of the State of Delaware.

23.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement is executed by a duly authorized representative of the Company on the day and year first above written.

FTS INTERNATIONAL, INC.

By:
Name:
Title:

The undersigned Grantee acknowledges receipt of an executed original of this Agreement, accepts the Restricted Stock Units subject to the applicable terms and conditions of the Plan and the terms and conditions set forth in this Agreement and confirms receipt of the disclosure package distributed to Grantee in connection with this Agreement.

Date:
Grantee

Name:

Target number of Restricted Stock Units covered by this Agreement:

Performance Goals and the related adjustment will be determined after December 31, 2014 and on or before March 31, 2015 in accordance with Section 5.

EXHIBIT A
[VP and Above]

Performance Objective Mechanics

1.                                      Grantee’s Performance Objective Weights are as follows:

Performance Objective	Weight
Adjusted EBITDA Goal	16.25%
Revenue Goal	8.75%
Company TRIR	25.0%
Individual Performance Objective	50.0%

2.                                      Grantee’s Performance Objectives will be measured as follows:

(a)                                 Company Financial Performance (each of the Adjusted EBITDA Goal and Revenue Goal):

Percent of Company Financial Performance Target Achieved	Percent of Target Award Achieved
Below 90%	0%
90%	25% Threshold
91%	30%
92%	35%
93%	40%
94%	45%
95%	50%
96%	75%
97%	85%
98%	90%
99%	95%
100%	100% Target
101%	110%
102%	120%
103%	130%
104%	140%
105%	150%
106%	160%
107%	170%
108%	180%
109%	190%
110% or Greater	200% Maximum

(b)                                 Company TRIR:

Company TRIR Score Achieved	Percent of Target Award Achieved
Above 1.3	0%
1.30	25% Threshold
1.25	30%
1.20	40%
1.15	50%
1.10	60%
1.05	70%
1.00	80%
0.95	90%
0.90	100% Target
0.85	110%
0.80	120%
0.75	130%
0.70	150%
0.65	160%
0.60	175%
0.55	190%
0.50 or Below	200% Maximum

(c)                                  Individual Performance Objective:

Numeric Rating Achieved	Percent of Target Award Achieved
Below 5	0%
5	25% Threshold
6	100% Target
7	125%
8	150%
9	175%
10	200% Maximum

A-2

EXHIBIT A
[Director & Below (Other than
District and Division Employees)]

Performance Objective Mechanics

1.                                      Grantee’s Performance Objective Weights are as follows:

Performance Objective	Weight
Adjusted EBITDA Goal	48.75%
Revenue Goal	26.25%
Company TRIR	25.0%

2.                                      Grantee’s Performance Objectives will be measured as follows:

(a)                                 Company Financial Performance (each of the Adjusted EBITDA Goal and Revenue Goal):

Percent of Company Financial Performance Target Achieved	Percent of Target Award Achieved
Below 90%	0%
90%	25% Threshold
91%	30%
92%	35%
93%	40%
94%	45%
95%	50%
96%	75%
97%	85%
98%	90%
99%	95%
100%	100% Target
101%	110%
102%	120%
103%	130%
104%	140%
105%	150%
106%	160%
107%	170%
108%	180%
109%	190%
110% or Greater	200% Maximum

(b)                                 Company TRIR:

Company TRIR Score Achieved	Percent of Target Award Achieved
Above 1.3	0%
1.30	25% Threshold
1.25	30%
1.20	40%
1.15	50%
1.10	60%
1.05	70%
1.00	80%
0.95	90%
0.90	100% Target
0.85	110%
0.80	120%
0.75	130%
0.70	150%
0.65	160%
0.60	175%
0.55	190%
0.50 or Below	200% Maximum

A-2

EXHIBIT A
[District & Division Employees]

Performance Objective Mechanics

1.                                      Grantee’s Performance Objective Weights are as follows:

Performance Objective	Weight
Adjusted EBITDA Goal	32.5%
Revenue Goal	17.5%
Company TRIR	50.0%

2.                                      Grantee’s Performance Objectives will be measured as follows:

(a)                                 Company Financial Performance (each of the Adjusted EBITDA Goal and Revenue Goal):

Percent of Company Financial Performance Target Achieved	Percent of Target Award Achieved
Below 90%	0%
90%	25% Threshold
91%	30%
92%	35%
93%	40%
94%	45%
95%	50%
96%	75%
97%	85%
98%	90%
99%	95%
100%	100% Target
101%	110%
102%	120%
103%	130%
104%	140%
105%	150%
106%	160%
107%	170%
108%	180%
109%	190%
110% or Greater	200% Maximum

If Grantee’s district or division, as applicable, does not meet its Gross Profit Goal, the Administrator will consider the performance level for the Company Financial Performance goal (both the Adjusted EBITDA Goal and the Revenue Goal) to be “Below Threshold” and will use 0% as the applicable percent of target achieved for the calculation described in Section 5(c).

(b)                                 Company TRIR:

Company TRIR Score Achieved	Percent of Target Award Achieved
Above 1.3	0%
1.30	25% Threshold
1.25	30%
1.20	40%
1.15	50%
1.10	60%
1.05	70%
1.00	80%
0.95	90%
0.90	100% Target
0.85	110%
0.80	120%
0.75	130%
0.70	150%
0.65	160%
0.60	175%
0.55	190%
0.50 or Below	200% Maximum

If Grantee’s district or division, as applicable, does not achieve a TRIR score of at least 0.90, the Administrator will consider the performance level for the Company TRIR goal to be “Below Threshold” and will use 0% as the applicable percent of target achieved for the calculation described in Section 5(c).

A-2

EXHIBIT B

Individual Performance Objective